UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2006

Hana Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32626	32-0064979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 370, South San Francisco, CA 94080
(Address of principal executive offices)  (Zip Code)

(650) 588-6404
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 11, 2006, Hana Biosciences, Inc. (the “Company”) entered into a Research and License Agreement (the “Agreement”) with the Albert Einstein College of Medicine of Yeshiva University, a division of Yeshiva University (the “College”). Pursuant to the Agreement, the Company acquired an exclusive, worldwide, royalty-bearing license to certain patent applications, and other intellectual property relating to topical menadione, a preclinical pharmaceutical product candidate being developed for the prevention and treatment of skin rash associated with the use of epidermal growth factor receptor inhibitors in the treatment of certain cancers. In consideration for the license, the Company agreed to issue to the College a number of shares of its common stock shares having an aggregate value of $150,000, valued at a per share price of $7.36, the closing price of the Company’s common stock on October 11, 2006. In addition, the Company also agreed to make a cash payment within 30 days of the date of the Agreement, and to pay annual maintenance fees. Further, the Company agreed to make milestone payments in the aggregate amount of $2,750,000 upon the achievement of various clinical and regulatory milestones, as described in the Agreement. One-half of each milestone payment may be satisfied by the Company by issuing shares of its common stock valued as of the date such payment becomes payable; provided, however, that the Agreement expressly provides that the maximum number of shares of the Company’s common stock what may be issued under the Agreement in satisfaction of the Company’s obligations may not exceed 9.99% of the total number of shares of the Company’s outstanding on the date of the Agreement. The Company also agreed to make royalty payments to the College on net sales of any products covered by a claim in any licensed patent. The Company may also grant sublicenses to the licensed patents and the proceeds resulting from such sublicenses will be shared with the College.

Under the terms of the Agreement, the Company is responsible for prosecuting and maintaining the licensed patents, including resisting challenges to the validity of such patents, at its own costs and using counsel selected by the Company and approved by the College. The Agreement also provides that the College shall promptly disclose to the Company any potential future inventions (as that term is defined in the Agreement), and thereafter, the Company may proceed to file any appropriate patent applications relating to such future invention at its own expense. Such patent application(s) will be thereafter covered by the license granted to the Company under the Agreement. The Company has the right under the Agreement to initiate, in its sole discretion and at its expense, legal proceedings on its or the College’s behalf against any infringers or potential infringers of the licensed patents. The parties agreed to share any proceeds received from such proceedings between them, with the Company receiving a majority of such proceeds. If the Company declines to initiate such proceedings against an infringer, the College may do so and will then be entitled to keep a majority of any proceeds recovered.

The Agreement will expire upon the expiration of the last patent subject to the Agreement, which would be in 2026 if the patent applications subject to the Agreement are issued. The Company may terminate the Agreement at any time by giving 60 days notice to the College. Either party may also terminate the Agreement in the event the other defaults or breaches any condition of the Agreement, which default or breach is not remedied within 60 days of the date the non-breaching party provides written notice to the other party of such default or breach; provided, however, that if the Company is in breach of a payment obligation under the Agreement, the College may terminate the Agreement following a period of 30 days in which the Company fails to remedy such breach. If the College terminates the Agreement under such provision, the Company’s rights under the licensed patents terminate. The Agreement and the licenses may also be terminated by the College in the event the Company makes an assignment for the benefit of creditors, the Company initiates a voluntary bankruptcy proceeding or if the Company is declared bankrupt or insolvent. The College may also terminate the Agreement in the event the Company is convicted of a felony relating to the manufacture, sale or use of a licensed product or a felony involving moral turpitude. No termination of the Agreement, however, will be construed as a termination of any valid sublicense made by the Company.

In addition to the license, the Agreement also provides that the College will conduct certain research relating to the licensed technology. The research project will be at the Company’s expense, pursuant to an agreed-upon budget, and conducted over a two-year period. To the extent such research results in any invention or discovery, whether or not patentable, but excluding a future invention (which would become subject to the license under the Agreement), the Company will have a 6-month exclusive period in which to negotiate a license from the College relating to such invention or discovery.

The Company’s press release dated October 16, 2006, which announced the entry into the Agreement, is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The Company’s disclosures under Item 1.01 are incorporated here by reference. As described above, as partial consideration for the rights granted to the Company under the Agreement, the Company agreed to issue to the College 20,380 shares of the Company’s common stock, valued at $7.36 per share, the closing sale of price of the Company’s common stock on October 11, 2006. The shares were issued in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) of such act and Rule 506 promulgated thereunder. The Company had a reasonable basis to believe that the College was an accredited investor, no general solicitation was involved with the offer or sale of such shares and the offer and sale of the shares did not otherwise constitute a public offering.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The following exhibit is furnished herewith.

Exhibit No.	Description
99.1	Hana Biosciences, Inc. press release dated October 16, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hana Biosciences, Inc.

Date: October 17, 2006	By: /s/ John P. Iparraguirre
John P. Iparraguirre
Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Hana Biosciences, Inc. press release dated October 16, 2006.